Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

Capital Markets Structured Products Summary Supplement dated April 7, 2026 to the General Terms Supplement, the Prospectus Supplement and the Prospectus, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538

GS Finance Corp. Medium-Term Notes, Series F guaranteed by

The Goldman Sachs Group, Inc.

Capital Markets Structured Products Summary Supplement

——————————————————————

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more index stocks, indices or exchange-traded funds (which we refer to as underliers). Specifically, the payments and performance of the notes may be linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers.

Your investment in the notes involves certain risks. See “Risk Factors” beginning on page S-34.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this capital markets structured products summary supplement, the accompanying general terms supplement no. 17,745, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this capital markets structured products summary supplement in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this product summary supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this product summary supplement is being used in a market- making transaction.

Goldman Sachs & Co. LLC

Capital Markets Structured Products Summary Supplement dated April 7, 2026.

Logo Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-284538 Capital Markets Structured Products Summary Supplement dated October 10, 2025 to the General Terms Supplement, the Prospectus Supplement and the Prospectus, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538 GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Capital Markets Structured Products Summary Supplement GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more index stocks, indices or exchange-traded funds (which we refer to as underliers). Specifically, the payments and performance of the notes may be linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers Your investment in the notes involves certain risks. See "Risk Factors” beginning on page S-34 Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the. accuracy or adequacy of this capital markets structured products summary supplement, the accompanying general terms supplement no. 17,741, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. GS Finance Corp, may use this capital markets structured products summary supplement in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this product summary supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this product summary supplement is being used in a market-making transaction. Goldman Sachs & Co, LLC Capital Markets Structured Products Summary Supplement dated October 10, 2025. Goldman Sachs Global Banking & Markets CUSTOMIZABLE FIELD FOR TITLE OR SECTION 1

About Your Prospectus

The notes described herein are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this capital markets structured products summary supplement and the accompanying documents listed below. This capital markets structured products summary supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

General terms supplement no. 17,745 dated January 20, 2026

Prospectus supplement dated February 14, 2025

Prospectus dated February 14, 2025

About Your Prospectus The notes described herein are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this capital markets structured products summary supplement and the accompanying documents listed below. This capital markets structured products summary supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents: General terms supplement no, 17,741 dated February 14, 2025 Prospectus supplement dated February 14, 2025 Prospectus dated February 14, 2025 Goldman Sachs Global Banking & Markets CUSTOMIZABLE FIELD FOR TITLE OR SECTION 2

Goldman Global Banking Sachs & Markets Capital Markets Structured Investment Solutions Goldman Sachs & Co. LLC 2025

Goldman Global Banking Sachs & Markets Table of Contents 1 Introduction 2 Economic Construction 3 Asset Class Exposure 4 Principal Return 5 Growth Structures 6 Yield Structures 7 Risk factors

Structured Solutions Capital Markets Capabilities - Customized Approach Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Goldman Sachs & Co. LLC - Global Banking & Markets - Capital Markets Capabilities for Advisors The Goldman Sachs & Co. LLC Team within Global Banking & Markets sits on the Equities trading floor and works with advisors to translate client goals into executable investment strategies Defined Outcomes Structured notes have formula based payments based on investment strategies and portfolio goals Portfolio Consideration The team can help advisors structure a solution that works for the investor's goals within the broader portfolio Risk Mitigation Some structured notes can offer full or partial principal return at maturity while still allowing for upside potential, subject to the credit risk of the issuer and the guarantor Customized to the Conversation Every client situation is unique, requiring 2 thoughtful solution. Our team takes a consultative approach to product construction, engaging advisors throughout the process. Inquiries & Questions Email Address: gssp@ny.email.gs.com Phone Number: 212-902-9233 Goldman Global Banking, Sachs & Markets 5

Structured Solutions Introduction to Structured Notes introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Debt Security The notes are unsecured debt securities issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. Investor is subject to the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. Underlier Exposure Linked to the performance of one or more underliers Ex: single underlier, a basket of underliers or the least/best performing of two or more underliers Fully Customizable Structures Investors can tailor structures to align with views Structures can be designed for varying market environments Compatible with Various Risk / Return Profiles Offerings available across the risk-return spectrum Ability to return principal to a predetermined extent, subject to the credit risk of the issuer and the guarantor Risks & Considerations May have higher risk than traditional direct investments Ex: market risk, issuer and guarantor credit risks, illiquidity risk, ete. Goldman Global Banking, Sachs & Markets 6

Structured Solutions Economic Construction introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Derivative Component Zero Coupon Bond Underwriting Discount Includes discounts and commissions received by the underwriter(s) and concessions to dealer(s) for distribution of the note Notes can be offered in either 1) commissionable format with an included dealer concession, or 2) advisory/wrap fee format, where no dealer concession is included Products may be subject to custodial, wholesaling, home office or other fees Derivative Component (Options Package) Provides the investor market exposure Links to the performance of a single underlier, a basket of underliers or the least/best performing of two or more underliers Investor's exposure to the performance of the underlier differs from direct ‘ownership of the underlier Enables the potential for principal to be returned on the investment, subject to the credit risk of the issuer and guarantor Bond Component (Zero Coupon Bond) Credit component of the structured note Represents the value at the time of trade of the debt obligation at maturity ‘The amount the investor pays for the note in excess of the price of the note is used, in part, to invest into the options package and pay any issuance costs ‘These are classified as senior unsecured debt obligations of the issuer Goldman Global Banking, Sachs & Markets †All payments are subject to the credit risk of the issuer and the guarantor.7

Structured Solutions Asset Class Exposure – A Global Footprint Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Single Stocks Indices & ETFs Interest Rates FX & Commodities Systematic Trading Strategies Cryptocurrency Global Banking & Markets Goldman sachs 8.

Structured Solutions Introduction to Structured Notes Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Single Underlier Linked to 1 underlier No correlation exposure Lesser Performing Linked to 2+ underliers Correlation among the various underliers affects economics of the structure Any payments made will be linked to the performance of the lesser-performing underlier Basket Linked to 2+ underliers Basket weightings are predetermined for each underlier (can be equally weighted or custom) Any payments made will be linked to the performance of the basket Rainbow/Allocator Basket Linked to 2+ underliers Basket weightings are predetermined but allocated based on performance of underliers (must be custom weightings) Any payments made will be linked to the performance of the basket as allocated on the determination date Best Performing Linked to 2+ underliers Correlation among the various underliers affects economics of the structure Any payments made will be linked to the performance of the best-performing underlier Global Banking & Markets Goldman sachs 9.

Structured Solutions Principal Return – Full Principal Return Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Pros & Cons Advantages Ability to return principal, subject to credit risk of the issuer and the guarantor † Could have greater upside potential compared to products with no credit risk exposure Applicable to both growth and yield strategies Illustrative Schematic Underlier Performance Structure Performance † *Upside is fully customizable and is not visible in this diagram Initial Underlier Strike Underlier Performance at Maturity Considerations Investor forgoes potential upside exposure as a result of structuring against loss of principal † Consult a tax professional as varying tax treatments may apply Investor is subject to credit risk of issuer and guarantor † All payments are subject to the credit risk of the issuer and the guarantor. Global Banking & Markets Goldman sachs 10.

Structured Solutions Principal Return – Hard Buffers Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Pros & Cons Illustrative Schematic Advantages Ability to return portion of principal, subject to credit risk of the issuer and the guarantor † Buffer amount is held even if buffer amount is breached Potential losses are capped at buffer amount even if underlier goes to zero Greater upside potential versus notes that provide full return of principal Applicable to both growth and yield strategies Underlier Performance Structure Performance † *Upside is fully customizable and is not visible in this diagram Initial Underlier Strike Underlier Performance at Maturity Structure Performance at Maturity* Considerations Investor forgoes potential upside exposure as a result of structuring against loss of principal † Investor may potentially receive less than principal amount at maturity Consult a tax professional as varying tax treatments may apply Investor is subject to credit risk of issuer and guarantor † All payments are subject to the credit risk of the issuer and the guarantor. Global Banking & Markets Goldman sachs 11.

Structured Solutions Principal Return – Geared Buffers Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Pros & Cons Advantages Ability to return portion of principal, subject to credit risk of the issuer and the guarantor † Greater upside potential versus notes that provide full return of principal Applicable to both growth and yield strategies Considerations Investor forgoes potential upside exposure as a result of structuring against loss of principal † Investor may potentially receive less than principal amount at maturity Potential for full principal loss Consult a tax professional as varying tax treatments may apply Investor is subject to credit risk of issuer and guarantor Structure Performance at Maturity* † All payments are subject to the credit risk of the issuer and the guarantor. Illustrative Schematic Underlier Performance Structure Performance † *Upside is fully customizable and is not visible in this diagram Initial Underlier Strike Underlier Performance at Maturity Global Banking & Markets Goldman sachs 12.

Structured Solutions Principal Return – Barriers Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Pros & Cons Advantages Ability to return principal up until a breach of the barrier level † Greater upside potential versus buffered products Can be set up as either European or American observation Applicable to both growth and yield strategies Considerations Investor forgoes potential upside exposure as a result of structuring against loss of principal † Investor may potentially receive less than principal amount at maturity Potential for full principal loss Consult a tax professional as varying tax treatments may apply Investor is subject to credit risk of issuer and guarantor Structure Performance at Maturity* † All payments are subject to the credit risk of the issuer and the guarantor. Illustrative Schematic Underlier Performance Structure Performance † *Upside is fully customizable and is not visible in this diagram Initial Underlier Strike Underlier Performance at Maturity Global Banking & Markets Goldman sachs 13.

Structured Solutions Principal Return– One Star Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Pros & Cons Advantages Ability to return principal up until a breach of the barrier level † Opportunity to return full principal even if barrier is breached so long as best performing underlier is at or above its initial level Applicable to both growth and yield strategies Considerations Investor forgoes potential upside exposure as a result of structuring against loss of principal † Investor may potentially receive less than principal amount at maturity Potential for full principal loss Consult a tax professional as varying tax treatments may apply Investor is subject to credit risk of issuer and guarantor Structure Performance at Maturity* † All payments are subject to the credit risk of the issuer and the guarantor. Illustrative Schematic Underlier Performance Structure Performance † *Upside is fully customizable and is not visible in this diagram Initial Underlier Strike Underlier Performance at Maturity Structure Performance if best of is >=100% of initial* Global Banking & Markets Goldman sachs 14.

Structured Solutions Growth Structures – Principal Return Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Illustrative Schematic Details † Underlier Performance Structure Performance Capped Performance Principal Return Initial Underlier Strike Underlier Performance at Maturity - Structure illustrated provides full return of principal ‐ Depending on the underlier, tenor, market conditions, etc. this structure may price capped or uncapped (capped version is illustrated here) ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Issued in note format (subject to issuer and guarantor credit risk) Scenarios † ‐ If at maturity: ‐ Underlier is at or below initial strike, full principal is returned to the investor ‐ Underlier is between initial strike and cap, participation multiplied by underlier performance, along with principal is returned (100% participation is illustrated here) ‐ Underlier is above cap, participation multiplied by underlier performance up until cap + principal is returned (100% participation is illustrated here) † All payments are subject to the credit risk of the issuer and the guarantor. Underlier Performance at Maturity Structure Performance at Maturity Goldman Sachs Global Banking & Markets 15

Structured Solutions Growth Structures – Buffered Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Illustrative Schematic Details † ‐ Depending on the underlier, tenor, market conditions, etc. this structure may price capped or uncapped (uncapped version is illustrated here) ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Buffer amount is still applied even if underlier breaches buffer level ‐ Issued in note format (subject to issuer and guarantor credit risk) Scenarios † ‐ If at maturity: ‐ Underlier is below the buffer level, underlier performance + buffer amount is returned (this amount will be less than original principal) ‐Underlier is between buffer level and initial strike, principal is returned ‐ Underlier is above initial level, participation multiplied by underlier performance + principal is returned (100% participation is illustrated here) Underlier Performance Structure Performance † Initial Underlier Strike Buffer Level Principal Return Underlier Performance at Maturity † All payments are subject to the credit risk of the issuer and the guarantor Structure Performance at Maturity Goldman Sachs Global Banking & Markets 16

Structured Solutions Growth Structures – Barrier Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Details † ‐ Depending on the underlier, tenor, market conditions, etc. this structure may price capped or uncapped (leveraged uncapped version is illustrated here) ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Potential to experience 1-for-1 downside exposure if barrier is breached ‐ Issued in note format (subject to issuer and guarantor credit risk) Scenarios † ‐ If at maturity: ‐ Underlier is below the barrier level, underlier performance is returned (this amount will be less than original principal) ‐ Underlier is between barrier level and initial strike, principal is returned ‐ Underlier is above initial level, participation multiplied by underlier performance + principal is returned (leveraged participation is illustrated here) † All payments are subject to the credit risk of the issuer and the guarantor. Underlier Performance at Maturity Underlier Performance Structure Performance † Illustrative Schematic Buffer Level Principal Return Structure Performance at Maturity Goldman Sachs Global Banking & Markets 17

Structured Solutions Growth Structures – At the Money Digital Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Details † ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Upside on structure is a digital coupon paid so long as the underlier is at or above initial level ‐ Issued in note format with principal at risk or barrier (subject to issuer and guarantor credit risk; barrier version is illustrated here) Scenarios † ‐ If at maturity: ‐ Underlier is below the barrier level, underlier performance is returned (this amount will be less than original principal) ‐ Underlier is between barrier level and initial strike, principal is returned ‐ Underlier is above initial level, digital coupon + principal is returned (may be less than underlier performance if performance is greater than digital amount) Structure Performance at Maturity Underlier Performance at Maturity Initial Underlier Strike Illustrative Schematic Underlier Performance Structure Performance † Digital Amount Barrier Level Capped Performance Goldman Sachs Global Banking & Markets 18

Structured Solutions Growth Structures – At the Money Digital Plus Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Details † ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Upside on structure is a digital coupon paid so long as the underlier is at or above initial level ‐ Depending on the underlier, tenor, market conditions, etc. this structure may price capped or uncapped (uncapped version is illustrated here) ‐ Issued in note format with principal at risk or full principal return (subject to issuer and guarantor credit risk; barrier version is illustrated here) Scenarios † ‐ If at maturity: ‐ Underlier is below the barrier level, underlier performance is returned (this amount will be less than original principal) ‐ Underlier is between barrier level and initial strike, principal is returned ‐ Underlier is between initial strike and digital amount, digital coupon+ principal is returned ‐ Underlier is above digital amount, participation multiplied by underlier performance + principal is returned (100% participation is illustrated here) † All payments are subject to the credit risk of the issuer and the guarantor. Structure Performance at Maturity Underlier Performance at Maturity Initial Underlier Strike *Digital is discounted vs traditional digital due to added plus feature Structure Performance † Underlier Performance Illustrative Schematic Digital Amount Barrier Level Goldman Sachs Global Banking & Markets 19

Structured Solutions Growth Structures – In the Money Digital Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Details † ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Upside on structure is a digital coupon paid so long as the underlier is at or above barrier level ‐ Issued in note format with principal at risk or full principal return (subject to issuer and guarantor credit risk; barrier version is illustrated here) Scenarios † ‐ If at maturity: ‐ Underlier is below the barrier level, underlier performance is returned (this amount will be less than original principal) ‐ Underlier is at or above the barrier level, digital coupon + principal is returned (may be less than underlier performance if performance is greater than digital amount) † All payments are subject to the credit risk of the issuer and the guarantor. Structure Performance at Maturity Underlier Performance at Maturity *Digital is discounted vs traditional digital due to added ITM feature Initial Underlier Strike Illustrative Schematic Underlier Performance Structure Performance † Barrier + Digital Level Capped Performance Digital Performance Goldman Sachs Global Banking & Markets 20

Structured Solutions Growth Structures – Dual Directional Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Details † ‐ Depending on the underlier, tenor, market conditions, etc. this structure may price capped or uncapped (leveraged capped version is illustrated here) ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Absolute return exposure on the downside up to barrier level ‐ Issued in note format with principal at risk or full principal return (subject to issuer and guarantor credit risk; barrier version is illustrated here) Scenarios † ‐ If at maturity: ‐ Underlier is below barrier level, underlier performance is returned (this amount will be less than original principal ) ‐ Underlier is between barrier and initial strike, absolute return + principal is returned ‐ Underlier is positive before cap, participation multiplied by underlier performance + principal is returned (leveraged participation is illustrated here ) ‐ Underlier is above cap, participation multiplied by underlier performance up until cap + principal is returned † All payments are subject to the credit risk of the issuer and the guarantor. Structure Performance at Maturity Underlier Performance at Maturity Underlier Performance Structure Performance † Illustrative Schematic Barrier Level Cap Level Capped Performance Goldman Sachs Global Banking & Markets 21

Structured Solutions Growth Structures – Bearish Note Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Details & Scenarios Illustrative Schematic Details † ‐Depending on the underlier, tenor, market conditions, etc. this structure may price capped or uncapped (Capped version is illustrated here) ‐ The structure observes underlier performance once on the determination date near maturity ‐ The performance of the structure is calculated based on the return of the underlier ‐ Absolute return exposure on the downside up to barrier level ‐ Issued in note format with principal at risk or full principal return (subject to issuer and guarantor credit risk; barrier version is illustrated here) Scenarios † ‐ If at maturity: ‐ Underlier is below barrier level, full principal is returned to the investor ‐ Underlier is between barrier and initial strike, absolute return + principal is returned ‐ Underlier is positive, full principal is returned to the investor † All payments are subject to the credit risk of the issuer and the guarantor. Structure Performance at Maturity Underlier Performance Structure Performance † Barrier Level Absolute Return Amount Initial Underlier Strike Underlier Performance at Maturity Goldman Sachs Global Banking & Markets 22

Structured Solutions Yield Structures – Callable Types Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Non-callable ‐ Tenor stated in prospectus is full duration of the trade ‐ No opportunities for issuer to early redeem principal over the life of the trade ‐ Coupon/premium types applicable: Phoenix, Phoenix with Memory, Fixed Auto Callable ‐ Tenor stated in prospectus is the maximum duration of the trade ‐ 1+ opportunities for issuer to early redeem principal over the life of the trade ‐ Call contingency is based on a predetermined level of the underlier relative to the initial strike ‐ Observation frequencies applicable: Daily, Monthly, Quarterly, Semi-Annual, Annual, Custom ‐ Coupon/premium types applicable: Phoenix, Phoenix with Memory, Fixed, Snowball Issuer Callable ‐ Tenor stated in prospectus is the maximum duration of the trade ‐ 1+ opportunities for issuer to early redeem principal over the life of the trade ‐ Call contingency is up to the issuer’s discretion (not based on market performance of the underlier) ‐ There is no calculation available to determine if/when a note will be called ‐ Observation frequencies applicable: Daily, Monthly, Quarterly, Semi-Annual, Annual, Custom ‐ Coupon/premium types applicable: Phoenix, Phoenix with Memory, Fixed, Snowball Goldman Sachs Global Banking & Markets 23

Structured Solutions Yield Structures – Coupon/Premium Types Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Contingent Coupon ‐Coupon paid if underlier is at or above predetermined trigger level ‐ Observation frequencies applicable: Daily, Monthly, Quarterly, Semi-Annual, Annual, Custom ‐ Call types applicable: Non-callable, Auto Callable, Issuer Callable Underlier Performance with Respect to Initial at Observation Underlier Performance † Coupon Trigger Level Observations † All payments are subject to the credit risk of the issuer and the guarantor. Goldman Sachs Global Banking & Markets 24

Structured Solutions Yield Structures – Coupon/Premium Types Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Contingent Coupon with Memory ‐ Coupon paid if underlier is at or above predetermined trigger level ‐ Any missed coupon payments paid on next observation if underlier is at or above trigger level ‐ Observation frequencies applicable: Daily, Monthly, Quarterly, Semi-Annual, Annual, Custom ‐ Call types applicable: Non-callable, Auto Callable, Issuer Callable Underlier Performance with Respect to Initial at Observation Underlier Performance † Coupon Trigger Level 2x coupon amount paid here Missed coupon is paid on next observation since underlier is >=trigger level Observations † All payments are subject to the credit risk of the issuer and the guarantor. Goldman Sachs Global Banking & Markets 25

Structured Solutions Yield Structures – Coupon/Premium Types Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Fixed ‐ Coupon paid on each observation date ‐ Observation frequencies applicable: Daily, Monthly, Quarterly, Semi-Annual, Annual, Custom ‐ Call types applicable: Non-callable, Auto Callable, Issuer Callable Underlier Performance with Respect to Initial at Observation Underlier Performance † Observations † All payments are subject to the credit risk of the issuer and the guarantor. Goldman Sachs Global Banking & Markets 26

Structured Solutions Yield Structures – Coupon/Premium Types Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Snowball ‐ Call premium along with principal is paid if note gets called (coupon trigger & call trigger are the same; life of trade ends upon call) ‐ Call premium accumulates for each observation the note is not called ‐ Observation frequencies applicable: Daily, Monthly, Quarterly, Semi-Annual, Annual, Custom ‐ Call types applicable: Auto Callable, Issuer Callable Underlier Performance with Respect to Initial at Observation Trade would end here after 1st observation Underlier Performance † Call Trigger Level Accumulating call premium for each observation not called Observations † All payments are subject to the credit risk of the issuer and the guarantor. Goldman Sachs Global Banking & Markets 27

Structured Solutions Yield Structures – Callability & Coupon Matrix Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Non-Callable Auto Callable Issuer Callable Phoenix Memory Phoenix Fixed Snowball Goldman Sachs Global Banking & Markets 28

Initial Underlier Strike † All payments are subject to the credit risk of the issuer and the guarantor. Structured Solutions Yield Structures – Contingent Coupon Autocallable Details & Scenarios Details † ‐ Underlier observed on a predetermined frequency (EX: monthly, quarterly, etc.) ‐ Coupon trigger is typically at a discount to initial (EX: 50%, 75%, etc.) ‐ Autocall trigger is typically at or close to initial & may include a predetermined non-callable period ‐ Opportunities to receive coupon payments even if Illustrative Schematic Underlier Performance Call + coupon Maturity Underlier Performance Observation Underlier Performance Maturity Structure Performance Call + coupon trigger met Autocall Trigger Coupon Trigger note does not meet call trigger ‐ Coupon payment amounts are predetermined Scenarios † ‐ If during any observation during non-call period: ‐ Underlier is below coupon trigger, no coupon is paid & move to next observation ‐ Underlier is between coupon and call trigger, coupon is paid & move to next observation ‐ If during any observation after the non-call period: ‐ Underlier is below coupon trigger, no coupon is paid & move to next observation ‐ Underlier is between coupon and call trigger, coupon is paid & move to next observation ‐ Underlier is at or above call trigger, coupon + full principal is returned (life of trade is done) ‐ If never called over life of trade, coupon trigger & downside protection are observed at maturity trigger met, note is not called due to non call period Non-call Period Neither trigger met Coupon trigger met Observations *Only observed at maturity if note is never called over life of trade Barrier Amount* Contingent Coupon Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Goldman Sachs Global Banking & markets 29

Initial Underlier Strike † All payments are subject to the credit risk of the issuer and the guarantor. Structured Solutions Yield Structures – Contingent Coupon Autocallable with Memory Details & Scenarios Details † ‐ Underlier observed on a predetermined frequency (EX: monthly, quarterly, etc.) ‐ Coupon trigger is typically at a discount to initial (EX: 50%, 75%, etc.) with memory feature ‐ Autocall trigger is typically at or close to initial & may include a predetermined non-callable period ‐ Opportunities to receive coupon payments even if Illustrative Schematic Underlier Performance Call + coupon Maturity Underlier Performance Observation Underlier Performance Maturity Structure Performance Call + coupon trigger met Autocall Trigger Coupon Trigger note does not meet call trigger ‐ Coupon payment amounts are predetermined Scenarios † ‐ If during any observation during non-call period: ‐ Underlier is below coupon trigger, no coupon is paid & move to next observation ‐ Underlier is between coupon and call trigger, coupon is paid & move to next observation ‐ If during any observation after the non-call period: ‐ Underlier is below coupon trigger, no coupon is trigger met, note is not called due to non-call period Non-call Period Contingent Coupon** Barrier Amount* Neither trigger met; missed coupon is paid on next observation since underlier is >= trigger level Coupon trigger met; 2x coupon paid here Observations paid & move to next observation ‐ Underlier is between coupon and call trigger, coupon is paid & move to next observation ‐ Underlier is at or above call trigger, coupon + full principal is returned (life of trade is done) ‐ If never called over life of trade, coupon trigger & downside protection are observed at maturity *Only observed at maturity if note is never called over life of trade **Contingent coupon is discounted vs traditional phoenix autocall due to added memory feature Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Goldman Sachs Global Banking & markets 30

Initial Underlier Strike † All payments are subject to the credit risk of the issuer and the guarantor. Call Premium Trigger Performance* *Only observed at maturity if note is not called in Y1 Structured Solutions Yield Structures – Enhanced Autocallable Details & Scenarios Details † ‐ Underlier observed once at Y1 ‐ Pays a call premium if called in Y1 so long as meets predetermined call premium trigger ‐ Call premium trigger is typically at or close to initial ‐ Structure lives until maturity and becomes a bullet if not called in Y1 ‐ Call premium amount and bullet structure at maturity are predetermined Illustrative Schematic Scenario 1 Underlier Performance Structure Performance Scenarios † ‐ If at the call premium observation: ‐ Underlier is below call premium trigger, no premium is paid & move to maturity ‐ Underlier is at or above call premium trigger, premium is paid + full principal is returned (life of trade is done) ‐ If trade lives until maturity (i.e. is not called in Y1): ‐ Underlier is below the barrier level, underlier performance is returned (this amount may be less than original principal) ‐ Underlier is between barrier level and initial strike, principal is returned ‐ Underlier is above initial level, participation multiplied by underlier performance + principal is returned (leveraged participation is illustrated here) Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Call premium Scenario 2 Leveraged Barrier Amount* Goldman Sachs Global Banking & markets 31

Initial Underlier Strike † All payments are subject to the credit risk of the issuer and the guarantor. Call Premium Trigger Performance* *Only observed at maturity if note is not called in Y1 Structured Solutions Yield Structures – Enhanced Autocallable Dual Directional Details & Scenarios Details † ‐ Underlier observed once at Y1 ‐ Pays a call premium if called in Y1 so long as meets predetermined call premium trigger ‐ Call premium trigger is typically at or close to initial ‐ Structure lives until maturity and becomes a bullet if not called in Y1 ‐ Call premium amount and bullet structure at maturity are predetermined Illustrative Schematic Scenario 1 Call Premium Underlier Performance Structure Performance *Call premium is discounted vs traditional enhanced autocall due to added dual directional feature Scenarios † ‐ If at the call premium observation: ‐ Underlier is below call premium trigger, no premium is paid & move to maturity ‐ Underlier is at or above call premium trigger, premium is paid + full principal is returned (life of trade is done) ‐ If trade lives until maturity (i.e. is not called in Y1): ‐ Underlier is below the barrier level, underlier performance is returned (this amount may be less than original principal) ‐ Underlying is between barrier and initial strike, absolute return + principal is returned ‐ Underlier is above initial level, participation multiplied by underlier performance + principal is returned (leveraged participation is illustrated here) Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Scenario 2 Leveraged Barrier Amount* Goldman Sachs Global Banking & markets 32

Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Initial Underlier Strike † All payments are subject to the credit risk of the issuer and the guarantor. *Only observed at maturity if note is never called over life of trade Structured Solutions Yield Structures – Issuer Callable Snowball Details & Scenarios Details † ‐ Underlier observed on a predetermined frequency (EX: monthly, quarterly, etc.) ‐ Call trigger is the issuer’s discretion (no predetermined level) ‐ Call premium accumulates over each call observation the note is not called ‐ Structure becomes a bullet if never called ‐ Call premium amount and bullet structure at maturity are predetermined Scenarios † ‐ If at the call premium observation: ‐ Issuer does not decide to call the trade, no premium is paid & move to next observation date ‐ Issuer calls the trade, accumulated call premium is paid + full principal is returned (life of trade is done) ‐ If trade lives until maturity (i.e. is never called): ‐ Underlier is below the buffer level, underlier performance + buffer amount is returned (this amount may be less than original principal) ‐ Underlier is between buffer level and initial strike, principal is returned ‐ Underlier is above initial level, participation multiplied by underlier performance + principal is returned (100% participation is illustrated here) Illustrative Schematic Underlier Performance Maturity Underlier Performance Observation Underlier Performance Maturity Structure Performance Call Premium Non-call period Barrier Amount* Observations Goldman Sachs Global Banking & markets 33

Introduction Construction Asset Exposure Principal Return Growth Structure Yield Structure Risk Factors Structured Solutions Risk Factors An investment in the notes is subject to the risks described below as well as the risks and considerations described in the accompanying general terms supplement no. 17,741, the accompanying prospectus supplement and the accompanying prospectus. The notes are a riskier investment than ordinary debt securities. Market Risk ▪ The payout on a structured note is dependent on the performance of its underlier. The underlier moves according to the market, therefore the structured note contains market risk. ▪ Depending on structure, investors could lose all or a substantial portion of principal invested and could receive no coupon payments. Issuer and Guarantor Credit Risk ▪ Structured notes are unsecured debt obligations of the issuer and guarantor and consequently they are subject to the credit risk of the issuer and guarantor. Although the return on the notes may be based on the performance of the underlier, investors are dependent on the ability of the issuer and guarantor to pay all amounts due on the notes. If the issuer and guarantor default, the noteholder may lose their entire investment in the notes. Shareholder Rights ▪ Investing in a structured note will not make the investor a holder of any underlier stocks or underlying assets held by the underlier. ▪ The investor will not have any voting rights, any rights to receive dividends or other distributions or any other rights with respect to the underlier, underlier stocks or underlying assets held by the underlier. Market Making & Illiquidity Risk ▪ Structured investments are generally a “buy and hold” product in which investors purchase with the intent to hold such product to maturity. One or more parties may make a market in the notes, but no party that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes. If the investor sells the notes in a secondary market transaction, the investor may experience a loss. Structured notes will not be listed on any securities exchange. Goldman Sachs Global Banking & markets 34